Umpqua Holdings Corporation 2nd Quarter 2021 Earnings Conference Call Presentation July 22, 2021

2 This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In this investor presentation we make forward-looking statements about Next Gen 2.0 initiatives including cost savings projections, human digital product capabilities and completion of store consolidations. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions. Forward-looking Statements

3 Next Gen 2.0 - Initiative Updates Continuing to modernize the bank, advance technology initiatives, and improve operating leverage. Balanced Growth Human Digital Operational Excellence Target: $39-$56mm NIE reduction ◦ 50% in 2021, 70% in 2022, and 100% in 2023 Initiatives Completed In Q2 2021 ◦ Sale of Umpqua Investments: Closed Q2 2021 ◦ Store Consolidations: ▪ 12 stores consolidated. Total consolidations under Next Gen 2.0 program now 19. ▪ Announced additional 16 store locations for consolidation by end of year. Targeting total of 30-50 consolidations by year-end 2022. ◦ Facility Rationalization: Exited additional back office locations. Customer Acquisition Efforts Balanced Across Portfolios: • $650 mm (3.2%) quarterly non-PPP loan growth resulting from pipeline pull through in multiple lines of business: ◦ CRE: $282 million (3%) quarterly loan growth ◦ RRE: $208 million (4%) quarterly loan growth ▪ Residential Mortgage: $187mm ▪ HELOC: $21mm ◦ Commercial (Non-PPP): $165 million (3%) loan growth Converting New to Bank Paycheck Protection Program (PPP) Customers: • ~6,600 PPP loans were processed for customers new to the bank in the first & second rounds of PPP. • As of Q2 2021, relationships have been expanded with 2,390 (36%) customers for additional products and services ranging from additional deposit, credit, and treasury management products. New Products Launched: • TM Essentials - provides a package of digital offerings for small business clients. • Piloting Consolidated Payments - allows commercial customers ability to fully outsource payments using wires, ACH, checks, and card with APIs connecting to 160 different accounting platforms. Customers Engaging Via Digital Channels At An Accelerated Pace • 1H 2021 compared to 1H 2020: ◦ 18% more mobile deposit transactions ◦ 63% more Zelle® transactions ◦ 6% more average daily sessions on mobile banking app ◦ Umpqua Bank Go-To® total enrollments over 90,000 and customer messages within platform up 5% $3 $5 $14 $2 $24 $7 $31 7 stores in 2H 2020 12 stores in 1H 2021 Sale of Umpqua Investments Back Office Facilities Saves Program to Date Total (Q2 2021) 16 stores 2H 2021 Expected Total By YE 2021 OpEx Progress Update: $24mm through Q2 2021, $31mm by YE 2021 $’s in millions

Q2 2021 Highlights & Ratios Q2 2021

5 Gross loans and leases decreased $17.1 million primarily due to an increase of non-PPP loans of $650.5 million or 3.2% offset by the expected decrease in PPP loan balances of $667.6 million due to processed forgiveness and payoffs. Q2 2021 Highlights (Compared to Q1 2021) Deposit balances increased by $266.7 million or 1.0%, primarily attributable to growth in interest bearing demand deposits of $221.6 million and growth in non-interest bearing deposits of $218.4 million, partially offset by a decline in time deposits of $290.5 million. Net interest income increased by $8.3 million, on a quarter to quarter basis primarily due to higher average loan balances and lower interest expense in the current period. Provision for credit losses decreased by $23.0 million due to improvement in economic forecasts used in the credit models. Net charge-offs decreased by eight basis points to 0.25% of average loans and leases (annualized). Non-interest income decreased by $17.7 million, driven primarily by a decrease in net mortgage banking revenue of $20.6 million compared to the prior period. Non-interest expense increased by $1.8 million, primarily due to an increase in exit disposal costs of $3.5 million, an increase in professional fees of $1.1 million, offset by an increase of deferred origination costs of $1.7 million and a decrease in FDIC assessment costs of $1.0 million. Non-performing assets to total assets decreased two basis points to 0.17%. Estimated total risk-based capital ratio of 15.4% and estimated Tier 1 common to risk weighted assets ratio of 12.4%. Paid a quarterly cash dividend of $0.21 per common share on May 28, 2021, to shareholders of record as of May 18, 2021.

Selected Ratios

		For the Quarter Ended				
		Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Performance	Return on average assets	1.54 %	1.49 %	2.04 %	1.68 %	0.73 %
	Return on average tangible assets	1.55 %	1.49 %	2.04 %	1.68 %	0.73 %
	Return on average common equity	17.25 %	16.33 %	22.92 %	19.48 %	8.46 %
	Return on average tangible common equity	17.33 %	16.43 %	23.07 %	19.62 %	8.53 %
	Efficiency ratio - consolidated	58.96 %	56.74 %	58.82 %	54.52 %	55.40 %
	Net interest margin - consolidated	3.20 %	3.18 %	3.35 %	3.08 %	3.09 %
Credit Quality	Non-performing loans and leases to loans and leases	0.22 %	0.25 %	0.31 %	0.34 %	0.32 %
	Non-performing assets to total assets	0.17 %	0.19 %	0.24 %	0.27 %	0.25 %
	Net charge-offs to average loans and leases (annualized)	0.25 %	0.33 %	0.35 %	0.24 %	0.29 %
Capital	Tangible common equity to tangible assets [1]	9.1 %	8.9 %	9.2 %	8.8 %	8.5 %
	Tier 1 common to risk-weighted asset ratio [2]	12.4 %	12.6 %	12.3 %	11.7 %	11.2 %
	Total risk-based capital ratio [2]	15.4 %	15.8 %	15.6 %	15.0 %	14.5 %

Footnotes:
1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
2. Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

UMPQUA BANK

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Summary Financial Statements & Segment Financials Q2 2021

8 Summary Income Statement Footnotes: Tables may not foot due to rounding (in millions) For the Quarter Ended Q2 2021 Q1 2021 Q4 2020 Q3 2020 Q2 2020 Net interest income before provision $229.8 $221.4 $234.9 $216.6 $212.5 (Recapture) provision for credit losses (23.0) — — (0.3) 87.1 Net interest income after provision 252.8 221.4 234.9 216.9 125.4 Non-interest income 91.1 108.8 124.0 131.9 115.5 Non-interest expense 189.4 187.6 211.3 190.2 181.9 Income before provision for income taxes 154.4 142.6 147.5 158.6 59.0 Provision (benefit) for income taxes 38.3 34.9 (3.2) 33.8 6.1 Net income $116.1 $107.7 $150.7 $124.9 $52.9 Earnings per share, diluted $0.53 $0.49 $0.68 $0.57 $0.24

9 Selected Balance Sheet Footnotes: Tables may not foot due to rounding 1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. (in millions) Q2 2021 Q1 2021 Q4 2020 Q3 2020 Q2 2020 Total assets $30,285.0 $30,036.7 $29,235.2 $29,437.4 $29,645.2 Interest bearing cash and temporary investments 2,688.3 2,861.8 2,203.0 1,849.1 1,853.5 Investment securities available for sale, fair value 3,474.0 3,167.8 2,932.6 2,898.7 2,865.7 Loans and leases, gross 22,143.7 22,160.9 21,779.4 22,426.5 22,671.5 Allowance for credit losses on loans and leases (279.9) (311.3) (328.4) (345.0) (356.7) Goodwill and other intangibles, net 11.1 14.9 16.1 17.3 18.6 Deposits 26,153.6 25,886.8 24,622.2 24,669.8 24,844.4 Securities sold under agreements to repurchase 480.3 420.4 375.4 388.0 398.4 Borrowings 111.4 281.4 771.5 996.5 1,096.6 Total shareholders' equity 2,766.3 2,681.9 2,704.6 2,610.2 2,538.3 Ratios: Loan to deposit ratio 84.7% 85.6% 88.5% 90.9% 91.3% Book value per common share $12.54 $12.16 $12.28 $11.85 $11.53 Tangible book value per common share¹ $12.49 $12.10 $12.21 $11.77 $11.44 Tangible common equity to tangible assets¹ 9.1% 8.9% 9.2% 8.8% 8.5%

Segments - Core Banking

(In Thousands)	For the Quarter Ended				
	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Net interest income	$ 226,915	$ 217,574	$ 230,430	$ 212,215	$ 208,245
Provision (recapture) for credit losses	(22,996)	—	29	(338)	87,085
Non-interest income					
(Loss) gain on sale of investment securities, net	4	(702)	(173)	(112)	563
Gain (loss) on swap derivatives, net	(4,481)	11,750	3,955	1,765	(823)
Non-interest income (excluding above items)	50,933	32,403	40,921	39,678	31,697
Total non-interest income	46,456	43,451	44,703	41,331	31,437
Non-interest expense					
Exit and disposal costs	4,728	1,200	725	792	548
Non-interest expense (excluding above items)	146,877	145,161	171,634	148,519	141,448
Allocated expenses, net[1]	970	(790)	(3,565)	(2,976)	(1,963)
Total non-interest expense	152,575	145,571	168,794	146,335	140,033
Income (loss) before income taxes	143,792	115,454	106,310	107,549	12,564
Provision (benefit) for income taxes	35,630	28,106	(13,508)	20,988	(5,544)
Net income (loss)	$ 108,162	$ 87,348	$ 119,818	$ 86,561	$ 18,108
Effective Tax Rate	25 %	24 %	(13)%	20 %	(44)%
Efficiency Ratio	56 %	56 %	61 %	58 %	58 %
Total assets	29,720,182	29,529,769	28,438,813	28,652,477	28,942,285
Loans held for sale	—	—	78,146	—	—
Total loans and leases	22,143,739	22,160,860	21,779,367	22,426,473	22,671,455
Total deposits	25,820,776	25,425,339	24,200,012	24,102,498	24,421,486
Key Rates, end of period:					
10 year CMT	1.45 %	1.74 %	0.93 %	0.69 %	0.66 %
FHLMC 30 year fixed	2.98 %	3.18 %	2.67 %	2.88 %	3.13 %

UMPQUA BANK

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Footnotes:
1. Credit represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment.

Segments - Mortgage Banking

(In Thousands)	For the Quarter Ended				
	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Net interest income	$ 2,848	$ 3,857	$ 4,477	$ 4,359	$ 4,258
Provision for credit losses	—	—	—	—	—
Non-interest income					
Residential mortgage banking revenue:					
Origination and sale	41,367	62,505	83,388	98,703	86,781
Servicing	9,120	9,087	9,497	8,796	8,533
Change in fair value of MSR asset:					
Changes due to collection/realization of expected cash flows over time	(4,366)	(4,545)	(4,431)	(4,878)	(5,042)
Changes due to valuation inputs or assumptions	(1,678)	(2,014)	(9,426)	(12,244)	(6,395)
Non-interest income (excluding above items)	176	316	229	216	166
Total non-interest income	44,619	65,349	79,257	90,593	84,043
Non-interest expense					
Non-interest expense	37,795	41,231	38,953	40,896	39,914
Allocated expenses, net[1]	(970)	790	3,565	2,976	1,963
Total non-interest expense	36,825	42,021	42,518	43,872	41,877
Income (loss) before income taxes	10,642	27,185	41,216	51,080	46,424
Provision (benefit) for income taxes	2,661	6,796	10,304	12,770	11,606
Net income (loss)	$ 7,981	$20,389	$30,912	$38,310	$34,818
Effective Tax Rate	25 %	25 %	25 %	25 %	25 %
Efficiency Ratio	78 %	61 %	51 %	46 %	47 %
Total assets	564,783	506,911	796,362	784,964	702,963
Loans held for sale	429,052	376,481	688,079	683,960	605,399
Total deposits	332,777	461,494	422,189	567,285	422,892
Key Rates, end of period:					
10 year CMT	1.45 %	1.74 %	0.93 %	0.69 %	0.66 %
FHLMC 30 year fixed	2.98 %	3.18 %	2.67 %	2.88 %	3.13 %

	For the Quarter Ended				
	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
LHFS Production Statistics:					
Closed loan volume for-sale	1,253,023	1,635,532	1,769,432	1,922,789	1,826,095
Gain on sale margin	3.30%	3.82%	4.71%	5.13%	4.75%
Direct LHFS expense	25,459	31,151	33,210	35,678	34,057
Direct LHFS expenses as % of volume	2.03 %	1.90 %	1.88 %	1.86 %	1.87 %
MSR Statistics:					
Residential mortgage loans serviced for others	12,897,032	13,030,467	13,026,720	12,964,361	12,746,125
MSR, net	102,699	100,413	92,907	93,248	96,356
MSR as % of serviced portfolio	0.80%	0.77%	0.71%	0.72%	0.76%

UMPQUA BANK

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Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment.

Income Statement Highlights Q2 2021

13 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Reported Net Interest Income $212.5 $216.6 $234.9 $221.4 $229.8 Accretion Related to Acquired Loans (3.1) (3.4) (2.8) (2.2) (2.3) PPP Accrued Interest (3.5) (5.1) (5.0) (4.6) (4.6) PPP Processing Fees (6.9) (8.1) (24.2) (14.9) (15.8) Adjusted Net Interest Income excluding acquired loan accretion and PPP $199.0 $200.0 $202.9 $199.7 $207.1 Net Interest Income Reported Net Interest Income $212.5 $216.6 $234.9 $221.4 $229.8 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 Adjusted Net Interest Income excluding acquired loan accretion and PPP $199.0 $200.0 $202.9 $199.7 $207.1 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 (in m ill io ns ) (in m ill io ns )

14 NIM – MBS & CMO Premium Amortization & Recapture Details Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 MBS & CMO Premium in $ millions (Amortization)/Recapture $(9.0)mm $(7.4)mm $(5.4)mm $(3.3)mm $(2.6)mm Net NIM Impact in basis points Accretive/(Dilutive) (0.13) % (0.10) % (0.08) % (0.05) % (0.04) % Net Interest Margin Footnotes: 1. PPP net impact includes both accrued interest on PPP loans and PPP processing fees Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Reported Net Interest Margin 3.09% 3.08% 3.35% 3.18% 3.20% (Accretion) Related to Acquired Loans (0.05) % (0.05) % (0.04) % (0.03) % (0.03) % (Accretion)/Dilution Related to Net PPP Impact¹ 0.01% 0.03% (0.19) % (0.08) % (0.09) % Adjusted Net Interest Margin excluding acquired loan accretion and PPP 3.05% 3.06% 3.12% 3.07% 3.08 % Net Interest Margin 3.09% 3.08% 3.35% 3.18% 3.20%3.05% 3.06% 3.12% 3.07% 3.08% Reported Net Interest Margin Adjusted Net Interest Margin excluding acquired loan accretion and PPP Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 —% 1.00% 2.00% 3.00% 4.00%

15 Non-Interest Income Footnotes: Tables may not foot due to rounding 1. Commercial product revenue includes Swaps, M&A Advisory, Syndication, and International Banking revenue (in millions) For the quarter ended Q2 2021 Q1 2021 Q4 2020 Q3 2020 Q2 2020 Service charges on deposit $10.3 $9.6 $10.2 $10.4 $8.8 Card-based fees 10.3 7.4 7.8 7.1 5.9 Brokerage revenue 1.1 3.9 4.1 3.7 3.8 Residential mortgage banking revenue, net 44.4 65.0 79.0 90.4 83.9 Gain (loss) on sale of debt securities, net — — — — 0.3 Gain on equity securities, net — (0.7) (0.2) (0.1) 0.2 Gain on loan and lease sales, net 5.3 1.4 3.4 1.1 1.1 BOLI income 2.1 2.1 2.1 2.1 2.1 Other Income Commercial product revenue¹ $8.1 $2.8 $3.3 $3.5 $4.1 Commercial servicing revenue 0.7 0.7 0.6 0.7 0.6 Loan related fees 5.8 2.1 2.8 2.7 2.9 Misc. Income 7.4 2.7 6.9 8.6 2.6 Swap Derivative Gain/(Loss) (4.5) 11.8 4.0 1.8 (0.8)

Non-Interest Expense

Non-Interest Expense and Efficiency Ratio
(in millions)



$215.0
$210.0
$205.0
$200.0
$195.0
$190.0
$185.0
$180.0
$175.0
$170.0
$165.0
$160.0
$155.0
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
$181.9
55.4%
Q2 2020
$190.2
54.5%
Q3 2020
$211.3
58.8%
Q4 2020
$187.6
56.7%
Q1 2021
$189.4
59.0%
Q2 2021
Non-interest expense
Efficiency ratio

Non-Interest Expense Bridge
(in millions)



$187.6
Q1 2021 Non-Interest Expense
$3.5
Exit & Disposal Costs
$1.1
Professional Fees
$(1.7)
Deferred Origination Costs
$(1.0)
FDIC Assessment Costs
$(0.1)
Other
$189.4
Q2 2021 Non-Interest Expense

UMPQUA BANK

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Balance Sheet Highlights Q2 2021

18 Loan and Deposit Growth Loans and Leases (Gross) ($ in billions) Total Deposits ($ in billions) As of June 30, 2021 As of June 30, 2021 $6.5 $7.2 $7.7 $15.3 $16.8 $17.4 $19.0 $20.4 $21.2 $21.8 $22.1 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q2 2021 $— $5.0 $10.0 $15.0 $20.0 $25.0 $9.2 $9.4 $9.1 $16.9 $17.7 $19.0 $19.9 $21.1 $22.5 $24.6 $26.2 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Q2 2021 $— $5.0 $10.0 $15.0 $20.0 $25.0 48% 27% 24% 1% Commercial Real Estate Commercial Residential Consumer & Other —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 41% 13% 29% 9% 8% Demand, non-interest bearing Demand, interest bearing Money market Savings Time —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%

19 36.1% 37.3% 37.6% 39.1% 38.0% 26.5% 26.5% 27.1% 27.2% 29.0% 37.4% 36.2% 35.3% 33.7% 33.0% Fixed Rate Floating Rate (monthly repricing) Adjustable (>1 month repricing) Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 —% 20.0% 40.0% 60.0% 80.0% 100.0% Loan and Lease Portfolio Repricing Schedule Footnotes: Tables may not foot due to rounding 1. Includes Loans Held For Sale Loans At Floor $5.3B (24% of portfolio) in Adjustable and Floating Rate loans were at their respective floor as of June 30, 2021. Floating Rate Breakout Q2 2021¹ Adjustable Rate Breakout Q2 2021¹ 39.8% 23.2% 2.4% 20.7% 13.9% 6 Month 12 Month 3 Year 5 Year Other Loans and Leases Portfolio1 26.6% 72.7% 0.7% Prime Libor 1 Month Other

Loan and Lease Portfolio Characteristics

Mortgage

- Represents 19% of overall portfolio
- Total delinquencies of 0.71%
- Annualized net charge-off rate of (0.01%)
- Average loan size of $426,000
- Average FICO of 757 and LTV of 64%

Non-owner Occupied CRE

- Represents 16% of overall portfolio
- Total delinquencies of 0.11%
- Annualized net charge-off rate of (0.02%)
- Average loan size of $1.8 million
- Average LTV of 53% and DSC of 1.9

Commercial & Industrial

- Represents 21% of overall portfolio
- Total delinquencies of 0.17%
- Annualized net charge-off rate of 0.06%
- Average loan size of $300,000

Geographic Diversification



Puget Sound
16%
OR Other
12%
Bay Area
11%
Other
11%
WA Other
6%
Portland/Vanc
13%
Northern CA
12%
Southern CA
19%

Owner Occupied CRE

- Represents 11% of overall portfolio
- Total delinquencies of 0.31%
- Annualized net charge-off rate of 0.00%
- Average loan size of $955,000
- Average LTV of 57% and DSC of 1.8

Multifamily

- Represents 16% of overall portfolio
- Total delinquencies of 0.02%
- Annualized net charge-off rate of 0.00%
- Average loan size of $1.9 million
- Average LTV of 55% and DSC of 1.6

Lease & Equipment Finance (FinPac)

- Represents 6% of overall portfolio
- Total delinquencies of 1.87%
- Annualized net charge-off rate of 4.12%
- ~10% average yield
- Average loan & lease size of $36,000

Footnotes:
Balances and delinquencies as of June 30, 2021. Annualized net charge-off rate for Q2 2021. LTV, FICO and Debt Service Coverage (DSC) are based on weighted average for portfolio. LTV for the Mortgage portfolio represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

UMPQUA BANK 20

21 Capital Management Footnotes: 1. Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. 2. Greater of Regulatory Well Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer (2.5%) 3.“Excess” Capital defined as capital above thresholds above internal policy limits All regulatory capital ratios¹ remained in excess of well-capitalized and internal policy limits Focused on providing long term value for our shareholders Announced authorization of new program to repurchase up to $400 million of common stock. Excess capital at the bank level is approximately $548mm. Holding company ratios are shown to the right. Paid a quarterly cash dividend of $0.21 per common share on May 28, 2021 to shareholders of record as of May 18, 2021. 9.1% 9.2% 12.4% 12.4% 15.4% 5.0% 7.0% 8.5% 10.5% 6.0% 1.5% 2.0% 0.5% 1.5% 3.1% 2.7% 3.4% 3.4% 3.4% Capital Threshold² In-House Policy Floor "Excess" Capital³ Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0%

Credit Quality Q2 2021

23 Current Expected Credit Loss (“CECL”) Footnotes: 1. Total includes $19.8 mm for Reserve for Unfunded Commitments 2. Total includes $14.5 mm for Reserve for Unfunded Commitments Loan Segment 3/31/2021 Q2 2021 Net Charge-offs Reserve build 6/30/2021 % of loans and leases outstanding Commercial $47,893 ($129) ($1,127) $46,637 1.00 % Lease & Equipment Finance $82,745 ($13,283) $7,436 $76,898 5.35 % CRE $170,143 ($40) ($31,058) $139,045 1.31 % Residential/Home Equity $22,378 $209 $4,419 $27,006 0.51 % Consumer $7,884 ($378) ($2,666) $4,840 2.40 % Total $331,043 ¹ ($13,621) ($22,996) $294,426 ² 1.33% % of loans and leases outstanding 1.49% 1.33% % of loans and leases outstanding – ex PPP loans 1.65% 1.42 % Allowance For Credit Losses ($ in 000’s) CECL Notes Used Moody’s May consensus economic forecast Key Components of the Moody’s economic forecast include: • Includes GDP average annualized growth of 7.4% in 2021 • Average annualized unemployment rate of 5.5% in 2021 with return to <5% unemployment by Q4 2021 • Includes Home Price Index (HPI) annualized growth of 3.7% in 2021

24 Credit Quality Pr ov is io n Ex pe ns e ($ in m ill io ns ) N on perform ing assets to total assets Provision Expense & Non-Performing Assets to Total Assets $87.1 $(0.3) $— $— $(23.0) 0.25% 0.27% 0.24% 0.19% 0.17% Provision expense Non Performing Assets To Total Assets Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $(40.0) $(20.0) $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% C la ss ifi ed L oa ns / To ta l L oa ns C lassified A ssets / R B C Classified Assets 0.68% 0.88% 0.92% 0.74% 0.74% 7.00% 8.70% 8.60% 7.00% 7.00% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 14.00% 15.00% A C L ($ in m ill io ns ) A llow ance / Total Loans and Leases Allowance for Credit Losses $383.1 $369.4 $348.7 $331.0 $294.4 1.69% 1.65% 1.60% 1.49% 1.33% Allowance for credit losses Allowance for credit losses to total loans and leases Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 $— $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% Net Charge-offs to Average Loans and Leases (annualized) 0.09% 0.02% 0.04% 0.03% 0.01% 3.05% 3.28% 4.87% 4.66% 3.80% 0.29% 0.24% 0.35% 0.33% 0.25% Umpqua Bank (ex FinPac) Fin Pac Umpqua Holding Consolidated Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00%

25 Loan Deferral Summary Loan Deferrals By Category and Trend Analysis Summary of Current Deferrals (as of 6/30/2021) Deferral Trends Deferral Commentary ($'s in 000s) ($'s in 000s) Category Current Deferrals1 Q2 2021 Total Balances1 Current Deferrals (%) Commercial Real Estate $59,715 $10,584,186 0.6% Non-owner CRE 59,715 3,580,386 1.7 Owner occupied CRE — 2,398,326 — Multifamily — 3,553,704 — Construction and Development — 857,866 — Residential Development — 193,904 — Commercial $1,382 $6,094,159 —% Term 24 3,748,269 — Commercial LOCs 903 908,518 0.1 Leases & equipment finance (e.g. FinPac) 455 1,437,372 — Residential $105,995 $5,692,762 1.9% Mortgage¹ ² 104,362 4,574,484 2.3 Home equity loans and lines 1,633 1,118,278 0.1 Consumer & other $219 201,684 0.1% Totals $167,311 $22,572,791 0.7% Current deferrals as of 6/30/2021 represent $167mm or 0.7% of portfolio Deferrals in the RRE category exclude repurchased delinquent GNMA loans, previously in the serviced portfolio, totaling $151mm as the credit risk of these loans are guaranteed by government programs such as the Federal Housing Agency, Veteran Affairs, and USDA Rural Development. Current cure rate is approximately 90% and we continue to see positive momentum in deferral activity (e.g., borrowers resuming payments) Footnotes: 1. Includes RRE LHFS 2. Excludes GNMA deferrals of $150.6 million Balances Accounts 03 /01 /20 03 /31 /20 04 /30 /20 05 /31 /20 06 /30 /20 07 /31 /20 08 /31 /20 09 /30 /20 10 /31 /20 11 /30 /20 12 /31 /20 01 /31 /21 02 /28 /21 03 /31 /21 4/3 0/2 02 1 5/3 1/2 02 1 6/3 0/2 02 1 $— $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 $1,800,000 $2,000,000 — 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000

Appendix Non-GAAP Reconciliation

27 Non-GAAP Reconciliation Tangible Book Value (In thousands, except per share data) Jun 30, 2021 Mar 31, 2021 Dec 31, 2020 Sep 30, 2020 Jun 30, 2020 Total shareholders' equity $2,766,316 $2,681,869 $2,704,577 $2,610,244 $2,538,339 Subtract: Goodwill — 2,715 2,715 2,715 2,715 Other intangible assets, net 11,100 12,230 13,360 14,606 15,853 Tangible equity - common 2,755,216 2,666,924 2,688,502 2,592,923 2,519,771 Total assets $30,284,965 $30,036,680 $29,235,175 $29,437,441 $29,645,248 Subtract: Goodwill — 2,715 2,715 2,715 2,715 Other intangible assets, net 11,100 12,230 13,360 14,606 15,853 Tangible assets 30,273,865 30,021,735 29,219,100 29,420,120 29,626,680 Common shares outstanding at period end 220,626 220,491 220,226 220,222 220,219 Total shareholders' equity to total assets ratio 9.13% 8.93% 9.25% 8.87% 8.56 % Tangible common equity ratio 9.10% 8.88% 9.20% 8.81% 8.51 % Book value per common share $12.54 $12.16 $12.28 $11.85 $11.53 Tangible book value per common share $12.49 $12.10 $12.21 $11.77 $11.44

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